Exhibit 99.2

Amended Consolidated Pro Forma Financial Information.

(UNAUDITED)

On November 21, 2014 Zonzia Media, Inc. (formerly HDIMAX Media, Inc. and Indigo-Energy, Inc.) acquired 100% of the 48,500,000 outstanding shares of HDIMAX, Inc. common stock by issuing 712,121,205 shares of common stock. The issuance of the shares of common stock resulted in a change of control in which the previous shareholder of HDIMAX, Inc. obtained approximately 94% of the consolidated Company immediately following the transaction. As a result of the change in control and that HDIMAX, Inc. did not issue any consideration, the business combination is being accounted for as a reverse acquisition.

In accounting for the reverse acquisition, HDIMAX is deemed to be the accounting acquirer. As of the date of the reverse capitalization transaction, the legal acquirer also deemed the accounting acquiree, Zonzia Media, Inc. (formerly HDIMAX Media, Inc. and Indigo-Energy, Inc.) was considered a shell company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934. Since the Staff of the Securities and Exchange Commission considers a public shell reverse acquisition to be a capital transaction in substance, rather than a business combination, the consolidated pro forma financial information reflects the transaction as a reverse recapitalization, equivalent to the issuance of stock by the private company (HDIMAX, Inc.) for the net monetary assets of the shell corporation accompanied by a recapitalization. The accounting is similar to that resulting from a reverse acquisition, except that no goodwill or other intangible assets should be recorded.

The following balance sheet and statement of operations as of and for the period ended September 30, 2014 give effect to the reverse acquisition had it occurred on January 1, 2014 and is based on information obtained as of the date of this report:

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Pro Forma Consolidated Balance Sheet

(Unaudited)

	Indigo-Energy, Inc. September 30, 2014	HDIMAX, Inc. September 30, 2014	Pro-Forma Recapitalization Adjustments		Pro-Forma Consolidated September 30, 2014
	(Accounting Acquiree)	(Accounting Acquirer)
ASSETS

Current Assets
Cash	$3,096	$43,352			$46,448
Short term notes receivable	453,410		(453,410)	(1)	–
Prepaid professional fees	10,831	–			10,831

Total current assets	467,337	43,352			57,279

Intangible assets	–	488			488

Total assets	$467,337	$43,840			$57,767

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accounts payable	$71,556	$104,509			$176,065
Related party accounts payable	250,087	–			250,087
Accrued expenses	131,063	107,333			238,396
Related party accrued interest	–	4,452	(4,452)	(1)	–
Related party notes payable	–	450,000	(450,000)	(1)	–

Total current liabilities	452,706	666,294			664,548

Commitments and Contingencies

Stockholders' Equity (Deficit)
Preferred stock, $.001 par value, 100,000,000 shares authorized and no shares issued and outstanding	$–	$–			$–
Common stock, $.001 par value, 2,000,000,000 shares authorized and 757,575,750 shares issued and outstanding immediately following the reverse acquisition	45,546	48	711,982	(2)	757,576
Additional paid in capital	99,764,609	440	(97,062,318)	(3)	2,702,731
Accumulated deficit	(99,795,524)	(622,942)	96,351,378	(3)	(4,067,088)

Total stockholders' equity (deficit)	14,631	(622,454)			(606,781)

Total liabilities and stockholders' equity (deficit)	$467,337	$43,840			$57,767

(1)	The note, and corresponding accrued interest, was due to Indigo-Energy, Inc. on a pre-merger basis from HDIMAX, Inc. and is eliminated upon consolidation.

(2)	Indigo-Energy, Inc. issued 712,121,205 shares of common stock in exchange for 100% of the previously outstanding stock of HDIMAX, Inc.

(3)	Reflects the elimination of the pre-reverse acquisition accumulated deficit of Indigo-Energy, Inc., the legal acquirer and accounting acquiree. For purposes of this pro-forma, $2,733,507 of the accumulated deficit to be eliminated is included and represents the operational results of Indigo-Energy, Inc. for the period from January 1, 2014 through September 30, 2014. This elimination is net of the par value of the shares issued to effectuate the reverse acquisition.

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Pro-Forma Consolidated Statement of Operations

(Unaudited)

Consolidated For the Period from January 1, 2014 to September 30, 2014

Revenue

Net revenue	$439

Expenses
General and administrative	1,231,360
Sales and marketing	211,742
Professional fees	1,993,531

Total operating expenses	3,436,633

Gain (loss) from operations	(3,436,194)

Other income (expense)

Gain on settlement of operating obligations	258,112
Interest expense	(889,006)

Total other expenses	(630,894)

Net loss	$(4,067,088)

Net loss per share - basic and diluted	$(0.01)

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